Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A of Verbena Pharmaceuticals, Inc., of our report dated August 26, 2009 included in its Annual Report on Form 10-K/A filed on August 26, 2009 relating to the financial statements of Verbena Pharmaceuticals, Inc. as of and for the year ended December 31, 2008 and 2007, and for the cumulative period January 3, 2006 (inception) through December 31, 2008.

/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
September 2, 2009